UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

PROVENTION BIO, INC.

Commission File Number: 001-38552

Delaware	81-5245912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 666 Oldwick, New Jersey	08858
(Address of principal executive offices)	(Zip Code)

(908) 336-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2020, the Board of Directors of Provention Bio, Inc. (the “Company”) elected John K. Jenkins, M.D. as a member of the Company’s Board of Directors, effective August 10, 2020.

Dr. Jenkins has served as Principal, Drug and Biological Products at Greenleaf Health, a strategic, U.S. Food and Drug Administration (“FDA”)-focused regulatory consulting firm helping companies developing new drugs and seeking FDA approval, since February 2017. He has also served as a member of the board of directors of Corbus Pharmaceuticals (NASDAQ: CRBP) since 2018. Previously, Dr. Jenkins worked in various positions of increasing responsibility at the FDA from May 1992 until his retirement in January 2017. Dr. Jenkins began his FDA career in 1992, where he was a medical officer in the Division of Oncology and Pulmonary Drug Products. He subsequently served as Pulmonary Medical Group Leader and Acting Division Director before being appointed as Director of the Division of Pulmonary Drug Products in 1995. He became the Director of the Office of Drug Evaluation II in 1999 and remained in that position until he was appointed Director of the Office of New Drugs in 2002. Prior to joining the FDA, Dr. Jenkins served as an Assistant Professor of Pulmonary and Critical Care Medicine at VCU/MCV, and as a Staff Physician at the Hunter Holmes McGuire VA Medical Center in Richmond, Virginia. Dr. Jenkins is board certified in internal medicine and pulmonary diseases by the American Board of Internal Medicine. He received his medical degree from the University of Tennessee, Memphis and completed his post-graduate medical training in internal medicine, pulmonary diseases, and critical care medicine at Virginia Commonwealth University/Medical College of Virginia in Richmond. Dr. Jenkins was selected as a director due to his medical knowledge and strategic regulatory expertise.

In connection with his service on the Board of Directors, Dr. Jenkins will receive compensation pursuant to the Company’s non-employee director compensation policy as described in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. In addition, Dr. Jenkins received an initial option grant to purchase 128,981 shares of the Company’s common stock upon commencement of his service as a director.

Dr. Jenkins and the Company will enter into an indemnification agreement on the same terms as the Company has previously entered into with its other directors, a form of which has been previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 7.01	Regulation FD Disclosure.

On August 11, 2020, the Company issued a press release announcing the appointment of Dr. Jenkins to the Board of Directors. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under Item 7.01 to this Current Report on Form 8-K (including the exhibit attached hereto as Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. August 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 11, 2020	Provention Bio, Inc.

		By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer